Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Lorna Nagler
President and Chief Executive Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Investor Relations:
Joe Teklits/Jean Fontana
ICR, Inc.
(203) 682-8200

CHRISTOPHER & BANKS CORPORATION REPORTS

FISCAL 2009 THIRD QUARTER RESULTS

~Provides Fourth Quarter Outlook~

Minneapolis, MN, January 7, 2009 – Christopher & Banks Corporation (NYSE: CBK) today reported results for its third quarter and nine months ended November 29, 2008.

Third Quarter Ended November 29, 2008 Highlights:

•                  Total sales from continuing operations for the quarter ended November 29, 2008 were $143.0 million, compared to $155.2 million for the quarter ended December 1, 2007.

•                  Comparable sales from continuing operations decreased 14 percent for the quarter.

•                  Earnings from continuing operations were essentially break even for the quarter, compared to income from continuing operations of $11.1 million in the third quarter of fiscal 2008, or $0.31 per share.

•                  Net loss for the third quarter was $1.4 million, or ($0.04) per share. Included in these results was a pre-tax charge of $4.7 million, $1.3 million net of tax or ($0.04) per share, related to the previously announced closing of the Company’s Acorn division. In last year’s third quarter, the Company had net income of $10.2 million, or $0.29 per share.

Lorna Nagler, President and Chief Executive Officer of Christopher & Banks Corporation, commented, “While the challenging economic environment continues to impact our fiscal 2009 results, we are seeing evidence that a number of the initiatives we have been working

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THIRD QUARTER RESULTS

on should result in a stronger and more profitable company when conditions normalize. For now, inventory and expense controls, and maintaining positive cash flow are our highest priorities. We are fortunate to have a strong balance sheet that puts us in a solid position to weather this storm. At the end of the third quarter, we had $90 million of cash and investments and no debt.”

Third Quarter Results

Total sales from continuing operations for the third quarter ended November 29, 2008 were $143.0 million, compared to $155.2 million for the quarter ended December 1, 2007. Comp store sales from continuing operations for the thirteen-week period ended November 29, 2008 decreased 14%, compared to the thirteen-week period ended December 1, 2007.

Merchandise, buying and occupancy expenses from continuing operations were $91.9 million, or 64.3% of net sales this quarter, compared to $90.5 million, or 58.3% of sales in last year’s third quarter, resulting in a gross margin of 35.7% for the third quarter this year, versus 41.7% for the same quarter a year ago. Merchandise margins declined by 400 basis points. The 14% decline in comparable sales also resulted in deleveraging of buying and occupancy costs.

Third quarter selling, general and administrative (“SG&A”) expenses from continuing operations were $45.2 million, or 31.6% of net sales this fiscal quarter, compared to $42.9 million, or 27.7% of net sales in the third quarter of last year. The increase in SG&A as a percent of net sales was primarily due to a general deleveraging across most expense categories resulting from the 14% decline in same-store sales during the quarter.

Depreciation and amortization from continuing operations was $6.5 million in the third quarter this year, compared to $5.4 million in last year’s third quarter.

The Company closed 29 of its 36 Acorn stores during the quarter ended November 29, 2008. The seven remaining Acorn stores were closed on December 24, 2008, thus completing the Company’s exit from its Acorn business. The operating results of all Acorn stores have been presented as discontinued operations for the three and nine month periods ended November 29, 2008 and December 1, 2007. For comparison purposes, the Company’s unaudited results from

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continuing and discontinued operations for the quarters ended May 31, 2008 and August 30, 2008 are included in a table at the end of this release.

Earnings from continuing operations were break even for the quarter ended November 29, 2008, compared to $11.1 million, or $0.31 per share, for the quarter ended December 1, 2007. The loss from discontinued Acorn operations, net of tax, was $1.3 million, or ($0.04) per share, in the third quarter this year, compared to $0.8 million, or ($0.02) per share, in the comparable prior year period.

The net loss from combined continuing and discontinued operations for the third quarter was $1.4 million, or ($0.04) per share, compared to net income of $10.2 million, or $0.29 per share, for the third quarter last year.

Based upon the Company’s consolidated results through the first three quarters of fiscal 2009 and the discontinuation of its Acorn operations in the third quarter, the Company’s effective tax rate applied to continuing operations is significantly lower than the normal statutory rate.

At the end of the third fiscal quarter, the Company had $74.1 million of cash and cash equivalents. The Company also had $15.9 million of long-term investments consisting entirely of auction rate securities. This compares to $95 million of cash, cash equivalents and short-term investments as of the end of the comparable quarter last year. Last year the Company’s auction rate securities were classified as short-term investments.

As of November 29, 2008, total inventory was $53.2 million, compared to $46.9 million on December 1, 2007. Excluding inventory associated with e-Commerce, total inventory per store operating at the end of the third quarter increased approximately 9% as compared to last year’s third quarter.

Nine Month Results

For the nine month period ended November 29, 2008, net sales from continuing operations were $426.9 million, compared to $438.6 million for the nine month period ended

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December 1, 2007. Same-store sales from continuing operations for the thirty-nine week period ended November 29, 2008 decreased 9% compared to the thirty-nine week period ended December 1, 2007. Net income from combined continuing and discontinued operations was $10.7 million, or $0.31 per share, compared to $25.3 million, or $0.70 per share, last year.

Excluding Acorn, the Company operated 821 stores, consisting of 553 Christopher & Banks and 268 C.J. Banks stores, as of November 29, 2008, compared to 802 stores, consisting of 546 Christopher & Banks and 256 C.J. Banks stores, as of December 1, 2007.

Fourth Quarter Outlook

Regarding the fourth quarter, with the current economic climate remaining soft and the overall retail environment continuing to be highly promotional, the Company anticipates continued pressure on its top line. The Company will remain focused on targeted expense control opportunities and maintaining positive cash flow. The goal is to end fiscal 2009 with inventories on a per-store basis down low to mid single digits and with fresher inventory as compared to the end of fiscal 2008. The Company further expects its merchandise margins to be under additional pressure as it works to entice customers, drive sales and lower inventory levels. The Company is assuming the most recent comparable store sales trends will continue and will be in the negative mid to high teens for the fourth quarter. In addition, SG&A dollar expense is expected to be essentially flat compared to the same period last year. Finally, the Company anticipates its effective tax rate applied to continuing operations for the fourth quarter will be in the high single digits.

Conference Call Information

The Company will discuss its third quarter results in a conference call scheduled for today, January 7, 2009 at 5:00 pm Eastern time. The conference call will be simultaneously broadcast live over the internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until January 19, 2009. In addition, an audio replay of the call will be available shortly after its conclusion and archived until January 14, 2009. This call may be accessed by dialing (888) 203-1112 pass code 9046622.

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About Christopher & Banks Corporation

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing. As of January 7, 2009, the Company operates 821 stores in 46 states, consisting of 553 Christopher & Banks stores and 268 stores in their plus size clothing division, CJ Banks. The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-commerce websites.

Keywords:  Petites, Women’s Clothing, Plus Size Clothing, Christopher & Banks, CJ Banks.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan” or “ plans to”, “intend” or “intends”, “project”, “believe” and similar expressions and include statements regarding (i) the evidence that a number of initiatives are working and should result in a stronger and more profitable company when conditions normalize; (ii) the Company’s expectation that the current economic climate will remain soft through the fourth quarter and the overall retail environment will continue to be highly promotional and thus the Company anticipates continued pressure on its top line; (iii) the Company’s goal to end fiscal 2009 with per store inventory down low to mid single digits and fresher inventory as compared to the end of fiscal 2008; (iv) that merchandise margins will be under additional pressure as the Company strives to entice customers, drive sales and lower inventory levels to ensure a fresher inventory position by fiscal year-end; (v) the expectation that comparable store sales trend will continue and that for the fourth quarter will be in the negative mid to high teens; (vi) the Company’s expectation that its SG&A dollar expense will be essentially flat compared to the same period last year; and (vii) that the Company’s effective tax rate applied to continuing operations will be in the high single digits for the fourth quarter. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.

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Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) seasonal fluctuations in our business; (ii) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control; (iii) competitive influences, including promotional and pricing competition and the lack of acceptance of the Company’s merchandise offerings; (iv) the ability of the Company’s infrastructure and systems, including the Company’s information technology to adequately support our operations; (v) the effectiveness of the Company’s brand awareness and marketing programs and the ability to maintain the value of its brands; (vi) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vii) the failure to successfully implement the Company’s strategic plans; (viii) weak general economic conditions, tight availability of consumer credit, low consumer confidence and reduced spending patterns could lead to a further reduction in store traffic and in consumer spending on women’s apparel; (ix) fluctuations in the levels of the Company’s sales, expenses or earnings; (x) risks associated with the performance and operations of the Company’s Internet operations; (xi) risks associated with a failure by independent manufacturers to comply with or meet the Company’s quality, product standards or social practice requirements; (xii) our ability to open and operate stores successfully and the potential lack of availability of suitable store locations on acceptable terms; (xiii) our dependence on mall traffic for sales; and (xiv) other risks and uncertainties described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are urged to carefully consider all such factors.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release. The Company does not assume or undertake any obligation to update or revise any forward-looking statement at any time for any reason.

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CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE STATEMENT OF OPERATIONS

FOR THE QUARTERS AND NINE MONTHS ENDED

NOVEMBER 29, 2008 AND DECEMBER 1, 2007

(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	November 29,	December 1,	November 29,	December 1,
	2008	2007	2008	2007

Net sales	$143,004	$155,243	$426,850	$438,623

Costs and expenses:
Merchandise, buying and occupancy	91,914	90,523	257,361	262,171
Selling, general and administrative	45,204	42,933	129,010	120,214
Depreciation and amortization	6,548	5,431	19,654	15,703
Total costs and expenses	143,666	138,887	406,025	398,088

Operating income (loss)	(662)	16,356	20,825	40,535

Interest income	619	1,163	2,032	3,382

Income (loss) from continuing operations before income taxes	(43)	17,519	22,857	43,917

Income tax provision (benefit)	(4)	6,447	2,034	16,161

Income (loss) from continuing operations	(39)	11,072	20,823	27,756

Loss on discontinued operations, net of tax	(1,334)	(834)	(10,088)	(2,453)

Net income (loss)	$(1,373)	$10,238	$10,735	$25,303

Basic earnings (loss) per share:
Continuing operations	$—	$0.31	$0.59	$0.78
Discontinued operations	(0.04)	(0.02)	(0.28)	(0.07)

Earnings (loss) per basic share	$(0.04)	$0.29	$0.31	$0.71

Basic shares outstanding	35,099	35,448	35,091	35,835

Diluted earnings (loss) per share:
Continuing operations	$—	$0.31	$0.59	$0.77
Discontinued operations	(0.04)	(0.02)	(0.28)	(0.07)

Earnings (loss) per diluted share	$(0.04)	$0.29	$0.31	$0.70

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CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE BALANCE SHEET

(in thousands)

	November 29,	December 1,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$74,087	$46,701
Short-term investments	—	48,300
Merchandise inventories	53,151	46,943
Other current assets	29,122	22,892
Total current assets	156,360	164,836

Property, equipment and improvements, net	129,067	136,374

Other assets:
Long-term investments	15,876	—
Goodwill	—	3,587
Other	8,794	4,338
Total other assets	24,670	7,925

Total assets	$310,097	$309,135

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,794	$8,483
Accrued liabilities	30,376	30,433
Total current liabilities	45,170	38,916

Other liabilities:
Deferred lease incentives	24,823	22,337
Other	14,257	15,036
Total other liabilities	39,080	37,373

Stockholders’ equity:
Common stock	453	450
Additional paid-in capital	111,931	109,767
Retained earnings	226,322	232,341
Common stock held in treasury	(112,859)	(109,712)
Total stockholders’ equity	225,847	232,846

Total liabilities and stockholders’ equity	$310,097	$309,135

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CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	May 31, 2008	August 30, 2008

Net sales	$155,395	$128,451

Costs and expenses:
Merchandise, buying and occupancy	86,734	78,715
Selling, general and administrative	43,565	40,241
Depreciation and amortization	6,408	6,696
Total costs and expenses	136,707	125,652

Operating income	18,688	2,799

Interest income	827	586

Income from continuing operations before income taxes	19,515	3,385

Income tax provision (benefit)	1,737	301

Income from continuing operations	17,778	3,084

Loss from discontinued operations, net of income tax	(6,506)	(2,248)

Net income	$11,272	$836

Basic earnings (loss) per share:
Continuing operations	$0.51	$0.09
Discontinued operations	(0.19)	(0.06)

Earnings per basic share	$0.32	$0.03

Basic shares outstanding	35,071	35,099

Diluted earnings (loss) per share:
Continuing operations	$0.51	$0.08
Discontinued operations	(0.19)	(0.06)

Earnings per diluted share	$0.32	$0.02

Diluted shares outstanding	35,138	35,122